Exhibit 10.6

AMENDMENT NO. 1

TO

SECURITY AGREEMENT

This Amendment No. 1 (this “Amendment”) amends that certain Security Agreement, dated as of June 30, 2008 (the “Security Agreement”), by and between IdentiPHI, Inc. (the “Company”) and Key Ovation, LLC (“Key Ovation”).

WHEREAS, the Company issued that certain Secured Promissory Note, dated as of March 12, 2008 (the “March Note”), to Zaychan Pty Limited (“Zaychan”) in the principal amount of up to AUD$1,750,000 and pursuant to which the Company granted Zaychan a security interest in certain assets of the Company; and

WHEREAS, the Company, Key Ovation and Zaychan entered into that certain Renewal, Modification and Extension of Promissory Note, dated as of June 30, 2008 (the “Renewal Agreement”), pursuant to which Zaychan assigned all of its rights and interest under the March Note to Key Ovation; and

WHEREAS, in connection with the execution of the Renewal Agreement, the Company and Key Ovation entered into the Security Agreement, pursuant to which the Company granted Key Ovation a security interest in certain assets of the Company; and

WHEREAS, the Company and Key Ovation entered into subsequent amendments to the March Note and agree that the aggregate principal and accrued and unpaid interest as of November 1, 2008 is equal to Two Million One Hundred Fifty-Two Thousand Eight Hundred Six Dollars ($2,152,806.00) (the “Key Ovation Debt”); and

WHEREAS, in connection with this Amendment, the Company and Key Ovation have entered into that certain Termination Agreement, pursuant to which the Company’s and Key Ovation’s respective rights and obligations under the March Note and the Renewal Agreement shall be terminated the Key Ovation Debt shall be evidenced by a new 8.0% Convertible Promissory Note issued by the Company in the aggregate principal amount of Two Million One Hundred Fifty-Two Thousand Eight Hundred Six Dollars ($2,152,806.00) the “Convertible Note”); and

WHEREAS, the Company’s obligations under the Convertible Note shall continue to be secured by certain assets of the Company as set forth in the Security Agreement.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. All capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Security Agreement.

2. Section 1.02 of the Security Agreement shall be amended and restated in its entirety to read as follows:

“Section 1.02. Note. The Debtor has issued to the Secured Party that certain 8% Convertible Promissory Note, dated as of November       , 2008, in the aggregate principal amount of $2,152,806 USD (as amended, modified or otherwise supplemented from time to time, the “Note”).”

3. The performance and payment of all obligations and indebtedness of the Company to Key Ovation pursuant to the Convertible Note shall be secured by the Collateral.

4. Except as amended by this Amendment, the terms and conditions of the Security Agreement shall remain in full force and effect.

5. This Amendment may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law thereof. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Security Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

IDENTIPHI, INC.

By:
Name:
Title:

KEY OVATION, LLC:

By:
Name:
Title: